UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2008

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202

1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 277-6661 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers

On February 14, 2008, the Compensation and Human Resources Committee (the “Committee”) of Molson Coors Brewing Company (“Molson Coors” or the “Company”) approved certain compensation related matters for Peter Swinburn, President and CEO of Coors Brewing Company, and Kevin Boyce, President and CEO of Molson Canada.

The Committee approved amendments to Peter Swinburn’s employment agreement in connection with his appointment as President and CEO of Coors Brewing Company, which appointment took effect on December 1, 2007, as disclosed in the Company’s Form 8-K filed October 12, 2007.  The approved amendments include (i) an increase in his annual base salary to $735,000 per year; (ii) reimbursement of expenses attributable to his relocation to the US; (iii) housing assistance valued at approximately $665,000; (iv) a grant of 10,000 restricted stock units to be granted on March 3, 2008 which will vest on the third anniversary of the date of grant;  (v) a monthly car allowance of $1,000; and (vi) 4 trips to the UK annually (5 for his spouse).  The other terms of Mr. Swinburn’s employment agreement are described in the Company’s Proxy Statement filed April 11, 2007.

The Committee approved a retention program for Kevin Boyce.  Under the terms of the program, Mr. Boyce will receive: (i) a grant of 11,000 restricted stock units to be granted on March 3, 2008 (the “RSU Grant”), which will vest on the second anniversary of the date of grant (the “Vesting Date”); (ii) a one time country/golf club initiation fee in an amount not to exceed 15% of his current base salary; and (iii) five weeks of vacation per year.  In the event that the Company terminates Mr. Boyce’s employment without cause prior to the Vesting Date: (i) Mr. Boyce shall be entitled to receive a payment in an amount equal to two times the sum of his annual salary and target bonus plus all other employee benefits for a period of two years; and  (ii) the RSU Grant will vest as of his employment termination date.  In the event that the Company terminates Mr. Boyce’s employment without cause subsequent to the Vesting Date, Mr. Boyce shall be entitled to receive a payment in an amount equal to two times the sum of his annual salary and target bonus plus all other employee benefits.  In the event that Mr. Boyce terminates his employment with the Company subsequent to the Vesting Date, Mr. Boyce shall be entitled to receive a payment in an amount equal to two times his annual salary, provided that he provides the Company with no less than six months notice of his intention to terminate his employment.  The other terms of Mr. Boyce’s employment agreement are described in the Company’s Proxy Statement filed April 11, 2007.

Item 8.01.  Other Events

On February 15, 2008, the Company announced the purchase price and results of the cash tender offer (the “Offer”) by its subsidiary, Coors Brewing Company, to purchase any and all of the 6.375% Senior Notes due 2012 issued by Coors Brewing Company.  The press release announcing the Offer is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated February 15, 2008

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date: February 21, 2008	By:	/s/ Samuel D. Walker
Samuel D. Walker
Chief Legal Officer